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                                                                    EXHIBIT 23.0



                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Analogy, Inc.


We consent to the incorporation by reference in the registration statements on Forms S-8 (File Numbers 333-27513, 333-27515, 333-09351 and 333-41223), and on
Form S-3 (File Number 333-30687) of Analogy, Inc. of our report dated May 7, 1999 relating to the consolidated balance sheets of Analogy, Inc. and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended March 31, 1999, which report appears in the March 31, 1999 Annual Report on Form 10-K.


                                                       KPMG Peat Marwick, LLP



Portland, Oregon
June 18, 1999